EX-99.770(1)

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Fund, Inc. (MYC), BlackRock Intermediate Municipal Fund (BR-INTMUNI), BlackRock Muni Intermediate Duration Fund, Inc.
(MUI), The BlackRock California Investment Quality Municipal Trust (RAA), BlackRock California Municipal Income Trust (BFZ), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Bond Trust
(BZA), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock Florida Municipal Bond Fund (BR-FL), BlackRock MuniYield Florida Fund, Inc. (MYF), The BlackRock Florida Investment Quality Municipal Trust (RFA), BlackRock Apex Municipal Fund, Inc. (APX), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock MuniYield Fund, Inc. (MYD), BlackRock High Yield Municipal Fund (BR-HYMUNI), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc.
(MUH), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock MuniVest Fund, Inc. (MVF), BlackRock MuniVest Fund II, Inc. (MVT), Taurus Municipal Bond Fund (TAURUS)

2.   Issuer: Golden State Tobacco

3.   Date of Purchase: March 8, 2007

4.   Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
     Merrill Lynch

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6.   Aggregate principal amount of purchased (out of total offering):

     $58,000,000 out of $4,446,826,391.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):

     $58,000,000 out of $4,446,826,391.

8.   Purchase price (net of fees and expenses): 103.952 in 2015, 103.96 in 2016,

     104.387 of 5.75 in 2047, 97.58 of 5.125 in 2047

9.   Date offering commenced: March 8, 2007

10. Offering price at end of first day on which any sales were made: 103.952 in 2015, 103.96 in 2016, 104.387 of 5.75 in 2047, 97.58 of 5.125 in 2047


11.  Have the following conditions been satisfied:                   YES    NO
                                                                     ---    --

     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which is being
          offered to the public, OR are Eligible Municipal
          Securities, OR are securities sold in an Eligible
          Foreign Offering OR are securities sold in an Eligible
          Rule 144A Offering OR part of an issue of government
          securities.                                                _X_    ___

     b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) OR, if a rights offering, the

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          securities were purchased on or before the fourth day
          preceding the day on which the rights offering
          terminated.                                                _X_    ___

     c.   The underwriting was a firm commitment underwriting.       _X_    ___

     d.   The commission, spread or profit was reasonable and
          fair in relation to that being received by others for
          underwriting similar securities during the same period.    _X_    ___

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such securities has
          been in continuous operation for not less than three
          years (including the operations of predecessors).          _X_    ___

     f.   Has the affiliated underwriter confirmed that it will
          not receive any direct or indirect benefit as a result
          of BlackRock's participation in the offering?              _X_    ___







 Completed by:   Janine Bianchino                          Date:   3/23/07
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